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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 to be filed on June 30, 2003 and related Prospectus of ILEX Oncology, Inc. for the registration of the resale of ILEX Oncology, Inc. common stock by the selling stockholders named therein, and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the consolidated financial statements of ILEX Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Antonio, Texas
June 30, 2003